EXHIBIT 99.1

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL 60563,
(630) 954-0400

FOR IMMEDIATE RELEASE:	July 18, 2014

General Employment Enterprises, Inc. Annual Meeting of Shareholders

NAPERVILLE, IL, July 18, 2014 - General Employment Enterprises, Inc. (NYSE MKT: JOB) (the "Company" or “General Employment”) will announce in the upcoming weeks the date of its Annual Meeting of Shareholders. The Company will not be holding its Annual Meeting on Monday, July 21, 2014 as indicated on certain websites.

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Andrew J. Norstrud

Chief Executive Officer
Phone: (813) 769-3580
Fax: (630) 954-0595
E-mail: andrew.norstrud@genp.com

About General Employment

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893. The Company provides staffing services through a network of 22 branch offices located in eleven states. The Company operates in two industry segments, providing professional staffing services and light industrial staffing services.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements. Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2013, and in the Company’s other filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.